Exhibit 99.2

News Release

Ventas Realty, Limited Partnership Announces Upsize and Pricing of $750 Million of Exchangeable Senior Notes

CHICAGO—(BUSINESS WIRE)—June 8, 2023—Ventas Realty, Limited Partnership (“Ventas Realty”), a wholly-owned subsidiary of Ventas, Inc. (“Ventas”) (NYSE: VTR), announced today the pricing of $750 million aggregate principal amount of its 3.75% Exchangeable Senior Notes due 2026 (the “notes”) in a private placement (the “offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering was upsized from the previously announced offering of $500 million aggregate principal amount of notes. Ventas Realty also granted the initial purchasers of the notes an option to purchase, during a 13-day period beginning on, and including, the first date on which the notes are issued, up to an additional $112.5 million aggregate principal amount of notes. The sale of the notes to the initial purchasers is expected to settle on June 13, 2023, subject to customary closing conditions, and is expected to result in approximately $734 million in net proceeds to Ventas Realty after deducting the initial purchasers’ discount but before deducting estimated offering expenses payable by Ventas Realty (assuming no exercise of the initial purchasers’ option to purchase additional notes).

The notes will be senior, unsecured obligations of Ventas Realty and will be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by Ventas. The notes will bear interest at a rate of 3.75% per year, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2023. The notes will mature on June 1, 2026, unless earlier exchanged, redeemed or repurchased.

The notes will be exchangeable at an initial exchange rate of 18.2460 shares of Ventas’ common stock (the “common stock”) per $1,000 principal amount of notes (equivalent to an initial exchange price of approximately $54.81 per share of common stock, which represents an exchange premium of approximately 22.50% to the last reported sale price of $44.74 per share of common stock on the New York Stock Exchange on June 8, 2023). Upon exchange of the notes, Ventas Realty will pay cash up to the aggregate principal amount of the notes to be exchanged and pay or deliver (or cause to be delivered), as the case may be, cash, shares of common stock or a combination of cash and shares of common stock, at Ventas Realty’s election, in respect of the remainder, if any, of its exchange obligation in excess of the aggregate principal amount of the notes being exchanged. Prior to the close of business on the business day immediately preceding March 1, 2026, noteholders may exchange their notes at their option only upon the satisfaction of specified conditions and during certain periods. On or after March 1, 2026, until the close of business on the business day immediately preceding the maturity date, noteholders may exchange all or any portion of their notes at any time, regardless of these conditions or periods.

Ventas Realty may redeem for cash all or any portion of the notes, if Ventas’ board of directors (or a committee thereof) determines such redemption is necessary to preserve Ventas’ status as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. Ventas Realty may not otherwise redeem the notes prior to the maturity date. The redemption price for any note called for redemption will be equal to 100% of the principal amount of such note, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the notes.

Subject to certain conditions, holders of the notes will have the right to require Ventas Realty to repurchase all or a portion of their notes upon the occurrence of a fundamental change (as defined in the indenture that will govern the notes) at a repurchase price of 100% of their principal amount plus any accrued and unpaid interest to, but excluding, the repurchase date. Following certain corporate events or if Ventas Realty calls any notes for redemption, Ventas Realty will, under certain circumstances, increase the exchange rate for noteholders who elect to exchange their notes in connection with any such corporate event or exchange their notes called for redemption.

Ventas Realty intends to use the net proceeds from the offering for the repayment of its commercial paper notes and for general corporate purposes, including the redemption or repayment of other indebtedness.

The notes are being offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The notes, the guarantee, and the shares of common stock deliverable upon exchange of the notes, if any, have not been, nor will be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Ventas

Ventas, Inc., an S&P 500 company, operates at the intersection of two large and dynamic industries – healthcare and real estate. Fueled by powerful demographic demand from growth in the aging population, Ventas owns a diversified portfolio of over 1,200 properties in the United States, Canada, and the United Kingdom. Ventas uses the power of its capital to unlock the value of senior living communities; life science, research & innovation properties; medical office & outpatient facilities, hospitals and other healthcare real estate. A globally-recognized real estate investment trust, Ventas follows a successful long-term strategy, proven over more than 20 years, built on diversification of property types, capital sources and industry leading partners, financial strength and flexibility, consistent and reliable growth and industry leading ESG achievements, managed by a collaborative and experienced team dedicated to its stakeholders.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to, statements relating to: the timing and closing of the offering of notes; the intended use of the net proceeds from the offering; and Ventas Realty’s expectations in respect of granting the initial purchasers an option to purchase additional notes. These forward-looking statements include, among others, statements of expectations, beliefs, future plans and strategies, anticipated results from operations and developments and other matters that are not historical facts. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “assume,” “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “opportunity,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof.

Forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events. You should not put undue reliance on these forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made. We urge you to carefully review the disclosures we make concerning risks and uncertainties that may affect our business and future financial performance, including those made below and in our filings with the Securities and Exchange Commission, such as in the sections titled “Cautionary Statements — Summary Risk Factors,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2022 and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023.

Certain factors that could affect our future results and our ability to achieve our stated goals include, but are not limited to: (a) the impact of the ongoing COVID-19 pandemic and other viruses and infections, such as flu and respiratory syncytial virus, and their extended consequences, including of any variants, on our revenue, level of profitability, liquidity and overall risk exposure and the implementation and impact of regulations related to the CARES Act and other stimulus legislation and any future COVID-19 relief measures; (b) our ability to achieve the anticipated benefits and synergies from, and effectively integrate, our completed or anticipated acquisitions and investments, including our acquisition of the Santerre Portfolio; (c) our exposure and the exposure of our tenants, managers and borrowers to complex healthcare and other regulation and the challenges and expense associated with complying with such regulation; (d) the potential for significant general and commercial claims, legal actions, regulatory proceedings or enforcement actions that could subject us or our tenants, managers or borrowers to increased operating costs and uninsured liabilities; (e) the impact of market and general economic conditions on us and our tenants, managers and borrowers, including economic and financial market events, such as bank failures and other events affecting financial institutions, market volatility, increases in inflation, changes in interest rates and exchange rates, tightening of lending standards and reduced availability of credit or capital, supply chain pressures, rising labor costs and historically low unemployment, events that affect consumer confidence, our occupancy rates and resident fee revenues, and the actual and perceived state of the real estate markets, labor markets and public and private capital markets; (f) our reliance and the reliance of our tenants, managers and borrowers on the financial, credit and capital markets and the risk that those markets may be disrupted or become constrained, including as a result of bank failures or concerns or rumors about such events, tightening of lending standards and reduced availability of credit or capital; (g) our ability, and the ability of our tenants, managers and borrowers, to navigate the trends impacting our or their businesses and the industries in which we or they operate; (h) the risk of bankruptcy, inability to obtain benefits from governmental programs, insolvency or financial deterioration of our tenants, managers, borrowers and other obligors which may, among other things, have an adverse impact on the ability of such parties to pay obligations due to us or our financial results and financial condition; (i) the risk that we may be unable to foreclose successfully on the collateral securing our loans and other investments in the event of a borrower default and, if we are able to foreclose or otherwise acquire assets in lieu of foreclosure, the risk that we will be required to incur additional expense or indebtedness in connection therewith, that the assets will underperform expectations or that we may not be able to subsequently dispose of all or part of such assets on favorable terms; (j) the recognition of reserves, allowances, credit losses or impairment charges are inherently uncertain, may increase or decrease in the future and may not represent or reflect the ultimate value of, or loss that we ultimately realize with respect to, the relevant assets, which could have an adverse impact on our results of operations and financial condition; (k) the non-renewal of any leases or management agreement or defaults by tenants or managers thereunder and the risk of our inability to replace those tenants or managers on favorable terms, if at all; (l) our ability to identify and consummate future investments in or dispositions of healthcare assets and effectively manage our portfolio opportunities and our investments in co-investment vehicles, joint ventures and minority interests, including our ability to dispose of such assets on favorable terms as a result of rights of first offer or rights of first refusal in favor of third parties; (m) risks related to development, redevelopment and construction projects, including costs associated with inflation, rising interest rates, labor conditions and supply chain pressures; (n) our ability to attract and retain talented employees; (o) the limitations and significant requirements imposed upon our business as a result of our status as a REIT and the adverse consequences (including the possible loss of our status as a REIT) that would result if we are not able to comply with such requirements; (p) the risk of changes in healthcare law or regulation or in tax laws, guidance and interpretations, particularly as applied to REITs, that could adversely affect us or our tenants, managers or borrowers; (q) increases in our borrowing costs as a result of becoming more leveraged, including in connection with acquisitions or other investment activity, rising interest rates and the phasing out of LIBOR rates; (r) our reliance on third parties to operate a majority of our assets and our limited control and influence over such operations and results; (s) our dependency on a limited number of tenants and managers for a significant portion of our revenues and operating income; (t) the adequacy and pricing of insurance coverage provided by our policies and policies maintained by our tenants, managers or other counterparties; (u) the occurrence of cyber incidents that could disrupt our operations, result in the loss of confidential information or damage our business relationships and reputation; (v) the impact of merger, acquisition and investment activity in the healthcare industry or otherwise affecting our tenants, managers or borrowers; (w) disruptions to the management and operations of our business and the uncertainties caused by activist investors; (x) the risk of catastrophic or extreme weather and other natural events and the physical effects of climate change; (y) the impact of purchase accounting adjustments, impairments, write downs and other non-cash charges related to our acquisition of the Santerre Portfolio; and (z) the other factors set forth in our periodic filings with the Securities and Exchange Commission.

Source: Ventas, Inc.

Ventas, Inc.

BJ Grant

(877) 4-VENTAS